UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 1, 2005
InPlay Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15069 (Commission File Number)	88-0308867 (I.R.S. Employer Identification No.)

234 South Extension Road
Mesa, Arizona	85210
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 586-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     As previously reported in our Current Report on Form 8-K filed on August 4, 2005, InPlay Technologies, Inc. (the “Company”) entered into an agreement and plan of merger to acquire privately held FinePoint Innovations, Inc. a developer of patented digital writing pen solutions for tablet PCs.
     On September 1, 2005, the Company and FinePoint amended the agreement to modify the earn-out consideration. If FinePoint achieves at least $3.2 million of accumulated earnings before interest and taxes (“EBIT”) through December 31, 2007, FinePoint shareholders will be entitled to receive an earn-out payment. If the Company’s average stock price for the ten trading days before December 31, 2007 (“Stock Price”) is less than or equal to $5.00 per share, the maximum value of the earn-out consideration is $946,000 upon the achievement of $4.0 million or more EBIT. The earn-out payment is payable first in up to 360,000 shares of the Company’s restricted common stock and the balance is payable in cash. If the Company’s Stock Price is greater than $5.00, the maximum earn-out consideration is $1,419,000 of restricted common stock and no cash upon the achievement of $4.0 million or more EBIT. The amendment is filed herewith as Exhibit 2.3.
     On September 7, 2005, the Company issued a press release announcing the closing of the acquisition. A copy of the press release is attached as Exhibit 99.1
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 1, 2005 the Company acquired privately held FinePoint Innovations, Inc. a developer of patented digital writing pen solutions for tablet PCs.
     The Company had provided $160,000 of funding which was converted at closing thereby reducing the number of shares issued at closing and the earn-out consideration. The Company issued 567,611 shares of its restricted common stock to the shareholders of FinePoint. If FinePoint achieves at least $3.2 million of accumulated earnings before interest and taxes (“EBIT”) through December 31, 2007, FinePoint shareholders will be entitled to receive an earn-out payment. If the Company’s average stock price for the ten trading days before December 31, 2007 (“Stock Price”) is less than or equal to $5.00 per share, the maximum value of the earn-out consideration is $946,000 upon the achievement of $4.0 million or more EBIT. The earn-out payment is payable first in up to 360,000 shares of the Company’s restricted common stock and the balance is payable in cash. If the Company’s Stock Price is greater than $5.00, the maximum earn-out consideration is $1,419,000 of restricted common stock and no cash upon the achievement of $4.0 million or more EBIT.
     Stephen Caldwell has agreed to remain the President of FinePoint for a term of five years and will report to InPlay’s Chief Executive Officer.
Item 3.02 Unregistered Sales of Equity Securities.
     On September 1, 2005, in connection with the closing of the transactions discussed in Item 2.01 above, InPlay issued an aggregate of 567,611 shares of its common stock to the three former shareholders of FinePoint. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, on the basis that their issuance did not involve a public offering. No underwriting fees or sales commissions were paid by us in connection with such sales.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPLAY TECHNOLOGIES, INC.
	By:	/s/ Robert J. Brilon
Date: September 8, 2005		Robert J. Brilon
President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer (Principal Executive, Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description:
2.3
Amendment No. 1 to Agreement and Plan of Merger, dated July 27, 2005, among InPlay Technologies, Inc.; FP Innovations Acquisition, Inc. (f/k/a/ FPI Acquisition, Inc.); FinePoint Innovations, Inc.; and Stephen Caldwell

99.1	Press Release issued September 7, 2005 announcing the acquisition of FinePoint Innovations, Inc.